EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of Titan Pharmaceuticals, Inc. for the registration of 1,187,500 shares of its common stock of our report dated February 20, 2004 with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California

May 5, 2004